Exhibit 10.4

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of May 1, 2011, by and between AVENUE EXCHANGE, INC., a Delaware corporation (the "Corporation"), and MARK E. ASTROM ("Astrom"),

WITNESSETH:

WHEREAS, Astrom is the sole stockholder of the holder of 1 share of the Series A Preferred Stock of the Corporation (the "Stock"); and

WHEREAS, the Corporation is indebted to Astrom in the amount of $288,706.00 (the "Debt"); and

WHEREAS, the parties wish to provide for the surrender of the Stock for extinguishment and for repayment of the Debt; and

WHEREAS, the parties have determined to their satisfaction that the extinguishment of the Stock constitutes sufficient consideration for the portion of the promissory note specified below that exceeds the amount of the Debt; and

WHEREAS, the parties wish to satisfy the condition precedent to the obligation of EYES ON THE GO, INC., a Delaware corporation ("Eyes"), in Section 5.2 (k) of that certain Agreement and Plan of Merger, dated as of May 1, 2011, by and among the Corporation, EYES ENTERPRISES, INC., a Delaware corporation and the wholly-owned subsidiary of the Corporation and Eyes that an agreement between the Corporation and Astrom respecting the subject matter hereof be executed and delivered,

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Promissory Note. Upon the execution and delivery of this Agreement, the Corporation shall execute and deliver to Astrom the form of promissory note in the principal amount of $473,933.65 annexed hereto as Exhibit A.

2.     Pledge Agreement. Upon the execution and delivery of this Agreement, the Corporation and Astrom shall execute and deliver to one another the form of pledge agreement annexed hereto as Exhibit B.

3.     Repayment of Debt. By virtue of the execution of the execution and delivery of the instruments specified in Sections 1 and 2, the Debt shall be repaid.

4.     Surrender of Certificate. Upon the execution and delivery of this Agreement, Astrom shall cause the holder of the Stock deliver to the Corporation the certificate representing the Stock for cancellation.

5.     Notices. All notices, requests and demands under this Agreement shall be given, and shall be deemed effective, in accordance with the provisions of the aforesaid promissory note. Either party may change its address for notice by notice in the manner provided in the aforesaid promissory note.

6.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.     Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof

8.     Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the parties and their respective heirs, administrators, successors and assigns.

9.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF). Each of the Parties hereby:

a.

irrevocably consents and submit to the jurisdiction of the Courts of the State of Florida and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between the Parties or their conduct in connection with this Agreement or otherwise shall he heard only in the courts described above; and

b.

WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

AVENUE EXCHANGE CORP.

By: /s/ Mark E. Astrom
       Mark E. Astrom
       President